UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 25, 2004


                        EL CAPITAN PRECIOUS METALS, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                                               333-56262
(State or other jurisdiction                            (Commission File Number)
      of incorporation)

                                   88-0482413
                        (IRS Employer Identification No.)

10876 E. TIERRA DRIVE, SCOTTSDALE, ARIZONA                       85259
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (480) 948-0724




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ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On October 25, 2004 the Board of Directors of El Capitan Precious Metals, Inc. (the "Registrant") approved the dismissal of Gelfond Hochstadt Pangburn, P.C. ("GHP") as the Registrant's independent registered public accounting firm.

     GHP's report on the Registrant's financial statements for the period from July 26, 2002 (inception) through September 30, 2003, contained no adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding the Registrant's "ability to continue as a going concern." The Registrant had no disagreements with GHP in connection with its audit for the most recent fiscal year, and for interim periods subsequent to September 30, 2003 through the date of dismissal on October 25, 2004 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GHP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     The Registrant has made the contents of this Form 8-K filing available to GHP and requested it to furnish a letter to the Securities and Exchange Commission as to whether GHP agrees or disagrees with, or wishes to clarify Registrant's expression of their views. A copy of GHP's letter to the SEC is included as an exhibit to this filing.

     On October 25, 2004, the Board of Directors of the Registrant approved the engagement of Hein & Associates LLP ("H&A") as the Registrant's certifying accountant. Registrant did not consult with H&A prior to its engagement regarding the application of any accounting principles or any type of audit opinion that might be rendered by it.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

         Exhibit
         Number       Description
         -------      -----------

          16.1        Letter of Gelfond Hochstadt Pangburn, P.C. to the SEC.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

                                       EL CAPITAN PRECIOUS METALS, INC.



Date: October 27, 2004                 By: /s/ Charles C. Mottley
                                           -------------------------------------
                                           Charles C. Mottley
                                           President and Chief Executive Officer




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